SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2020

SIBANNAC, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-122009	33-0903494
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9535 E Doubletree Ranch Road, Ste 120

Scottsdale, AZ 85258

Tel. (480) 407-6445

(Address and Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SIBANNAC, INC.

Form 8-K

Current Report

Item 8.01	Other Events.

The Company has obtained a registration number from the Food and Drug Administration (FDA) for the operation of a food facility. The Company will be manufacturing a full line of Cannabidiol (CBD) products, including ingestibles, as well as a number of formulations with B17 and apricot seeds, for sale under brands owned by the Company.

In order to continue compliance with all cGMP (current Good Manufacturing Practices) manufacturing protocols as contained in the federal regulations, the Company has retained a consultant who has created all the necessary processes and procedures in order to safely manufacture products for the consumer market. The Company is in the process of negotiating the manufacture of several custom formulated CBD products, including rare ingredients not typically found in the current marketplace.

The Company’s CEO, David Mersky, has exchanged the Forty-Three Million Eight Hundred Seventy-Two Thousand Eight Hundred Six (43,872,806) shares of common stock, issued in conjunction with the initial acquisition in 2017, for shares of the recently created Preferred Class B stock. The issued and outstanding common shares remain at 16,127,104, of which only 1,015,000 are free-trading and on deposit.

Forward-Looking Statements

This Current Report on Form 8-K includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “anticipate”, “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBANNAC, INC.
Date: July 13, 2020	By: /s/ David Mersky
David Mersky
Chief Executive Officer